UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

DIGITAL REALTY TRUST, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	26-0081711
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

560 Mission Street Suite 2900 San Francisco, California	94105
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-126396

Securities to be Registered Pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Series B Cumulative Redeemable Preferred Stock, par value $.01 per share*	The New York Stock Exchange

Securities to be Registered Pursuant to Section 12(g) of the Act: None

(Title of Class)

*	Application has been made for listing pursuant to the requirements of The New York Stock Exchange.

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the Series B Cumulative Redeemable Preferred Stock, par value $.01 per share, (the “Preferred Stock”) to be registered hereunder is incorporated by reference to the information set forth under the caption “Description of Preferred Stock” in the registrant’s registration statement on Form S-11 (File No. 333-126396), as amended, which was originally filed on July 5, 2005 under the Securities Act of 1933, as amended. The Preferred Stock is expected to be listed on the New York Stock Exchange.

Item 2.	Exhibits.

The documents listed below are filed as exhibits to this registration statement:

Exhibit No.

3.1	Articles of Amendment and Restatement of Digital Realty Trust, Inc. (incorporated by reference to the registrant’s quarterly report on Form 10-Q filed with the commission on December 13, 2004)

3.2	Amended and Restated Bylaws of Digital Realty Trust, Inc. (incorporated by reference to the registrant’s quarterly report on Form 10-Q filed with the commission on December 13, 2004)

3.4	Form of Articles Supplementary creating the Series B Preferred Stock of Digital Realty Trust, Inc. (incorporated by reference to the registrant’s registration statement on Form S-11 (file No. 333-126396, as amended))

4.3	Specimen Certificate for Series B Preferred Stock for Digital Realty Trust, Inc. (incorporated by reference to the registrant’s registration statement on Form S-11 (file No. 333-126396, as amended))

SIGNATURE

Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934 as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: July 19, 2005

DIGITAL REALTY TRUST, INC.

By:	/s/ A. WILLIAM STEIN
A. William Stein
Chief Financial Officer and
Chief Investment Officer

EXHIBIT INDEX

EXHIBIT NO.
3.1	Articles of Amendment and Restatement of Digital Realty Trust, Inc. (incorporated by reference to the registrant’s quarterly report on Form 10-Q filed with the commission on December 13, 2004)

3.2	Amended and Restated Bylaws of Digital Realty Trust, Inc. (incorporated by reference to the registrant’s quarterly report on Form 10-Q filed with the commission on December 13, 2004)

3.4	Form of Articles Supplementary creating the Series B Preferred Stock of Digital Realty Trust, Inc. (incorporated by reference to the registrant’s registration statement on Form S-11 (file No. 333-126396, as amended))

4.3	Specimen Certificate for Series B Preferred Stock for Digital Realty Trust, Inc. (incorporated by reference to the registrant’s registration statement on Form S-11 (file No. 333-126396, as amended))